EXHIBIT 10.5

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of June 4, 2019, is entered into by and between LGBTQ LOYALTY HOLDINGS, INC. (fka “LIFEAPPs BRANDS INc.”), a Delaware corporation (the “Company”), and the party identified as “Holder” on the signature page hereto (the “Holder”).

WHEREAS, the Holder holds 129,558,574 shares of common stock of the Company (“Common Stock”) of the Company; and

WHEREAS, pursuant to the terms herein, the Company and the Holder have agreed to exchange the Common Stock for 129,559 shares of Company’s Series C Convertible Preferred Stock (the “Exchange Preferred Stock”) having the rights, preferences and privileges set forth in the Certificate of Designation, to be filed prior to the Closing Date by the Company with the Secretary of State of Delaware, in the form of Exhibit A hereto (the “Certificate of Designation”). Defined terms not otherwise defined herein shall have the meanings set forth in the Certificate of Designation.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agrees as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Holder shall, and the Company shall, pursuant to Sections 4(a)(2) and 3(a)(9) of the Securities Act, exchange the Common Stock for the Exchange Preferred Stock. Subject to the conditions set forth herein, the exchange of the Common Stock for the Exchange Preferred Stock shall take place on June 4, 2019, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transaction an “Exchange”):

1.1 On the Closing Date, in exchange for the Common Stock, the Company shall deliver Exchange Preferred Stock to the Holder or its designee in accordance with the Holder’s delivery instructions set forth on the Holder signature page hereto. Upon receipt of the Exchange Preferred Stock in accordance with this Section 1.1, all of the Holder’s rights with respect to the Common Stock shall be extinguished. The Holder shall tender to the Company the Common Stock within three Trading Days (as defined below) of the Closing Date.

1.2 On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchange Preferred Stock, and the Common Stock shall be deemed for all corporate purposes to have been cancelled, irrespective of the date such Exchange Preferred Stock are delivered to the Holder in accordance herewith. As used herein, “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

2. Closing Conditions.

2.1 Conditions to Holder’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Securities. At the Closing, the Company shall issue a certificate evidencing the Exchange Preferred Stock, registered in the name of the Holder and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) Consents. The Company shall have obtained all required consents and approvals required to effect the transaction hereunder.

2.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange and the issuance of the Exchange Preferred Stock and the shares of Common Stock issuable upon conversion of the Exchange Preferred Stock have been taken on or prior to the date hereof.

3.3 Valid Issuance of the Securities. The Preferred Stock and shares of Common Stock issuable upon conversion thereof when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.4 Offering. Subject to the truth and accuracy of the Holder’s representations set forth in Section 4 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

3.6 Consents; Waivers. Other than as set forth on Schedule 3.6 attached hereto, no consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.7 Acknowledgment Regarding Holder’s Purchase of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of arm’s length Holder with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Holder is not an officer or director of the Company. The Company further represents to the Holder that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.8 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

3.9 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.10 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Exchange Preferred Stock.

3.11 Bring-Down of Representations and Warranties. Except as otherwise provided in the Transaction Documents, legal and factual representations and warranties made by the Company to the Holder in any prior agreements are accurate and complete in all material respects as of the date hereof, unless as of a specific date therein in which case they shall be accurate as of such date (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in such agreements), in all respects).

3.12 No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a) (9) of the Securities Act (the “Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange.

3.13 Holding Period for Preferred Stock. Pursuant to Rule 144, the holding period of the Exchange Preferred Stock shall tack back to January 25, 2019, the original issue date of the Common Stock. The Company agrees not to take a position contrary to this Section 3.13. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue and sell the Conversion Shares. Such legal opinions shall be in compliance with the requirements of applicable securities laws.

4. Representations and Warranties of the Holder. The Holder hereby represents, warrants and covenants that:

4.1 Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Accredited Holder Status; Investment Experience. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Holder can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Preferred Stock.

4.3 Reliance on Exemptions. The Holder understands that the Exchange Preferred Stock are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Preferred Stock.

5. Additional Covenants.

5.1 Disclosure. The Company shall, within four business days after the date of this Agreement, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

5.2 Tacking. Subject to the truth and accuracy of the Holder’s representations set forth in Section 4 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a) (9) of the Securities Act, the Exchange Preferred Stock issued in exchange for the Common Stock will tack back to the original issue dates of the Common Stock pursuant to Rule 144 and the Company agrees not to take a position to the contrary.

5.3 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.4 Registration Rights.

(a) Definitions. For purposes of this Section 5.4:

(i) “Initial Registrable Securities” shall mean 53,000,000 shares of Common Stock issuable upon the conversion of the Exchange Preferred Stock, subject to adjustment as described in the Certificate of Designation.

(ii) “Registrable Securities” shall mean the Initial Registrable Securities and the Remaining Registrable Securities.

(iii) “Remaining Registrable Securities” shall mean 76,559,000 shares of Common Stock issuable upon the conversion of the Exchange Preferred Stock, subject to adjustment as described in the Certificate of Designation

(b) Initial Registration. On or prior to the date that is 30 calendar days following the date hereof, the Company shall prepare and file with the Commission a registration statement covering the resale of all of the Initial Registrable Securities for a resale offering to be made on a continuous basis (the “Initial Registration Statement”). The Company shall use its commercially best efforts to cause the Initial Registration Statement to be declared effective under the Act as promptly as possible after the filing thereof, but in any event prior to the 65th calendar day following the date hereof (or, in the event of a “full review” by the Commission, the 150th calendar day following the date hereof), and shall use its commercially best efforts to keep such Initial Registration Statement continuously effective under the Act until the earlier to occur of (i) the date on which such Holder may sell all Initial Registrable Securities then held without restriction by volume limitations of Rule 144 promulgated under the Act (“Rule 144”), or (ii) all Initial Registrable Securities covered by such Registration Statement have been sold by such Holder. The Holder acknowledges and agrees that the Company shall conduct this Initial Registration pursuant to Section 5.4(b) by filing a registration statement in accordance with that certain Registration Rights Agreement, by and between the Company and certain purchasers.

(c) Demand Registration.

(i)    Initial Registrable Securities. In addition to the Initial Registration, the Company, upon written demand of the Holder, agrees to use its commercially best efforts to register under the Act all or any portion of the Initial Registrable Securities as requested by the Holder that are not registered on the Initial Registration Statement. On each occasion, the Company will use its commercially best efforts to file a registration statement covering the Initial Registrable Securities within thirty calendar days after receipt of a demand notice and use its commercially best efforts to have such registration statement declared effective as soon as possible thereafter. The demand notice shall specify the number of shares of Initial Registrable Securities proposed to be sold by Holder and the intended method(s) of distribution thereof. The Holder acknowledges and agrees that it shall not make any demand for registration of the Initial Registrable Securities until such time as the Initial Registration Statement has been declared effective by the Commission.

(ii) Remaining Registrable Securities. Beginning on or after the 15 month anniversary of the date hereof, the Holder may provide a written demand to the Company to register for resale the Remaining Registrable Securities. The Company, upon receipt of a written demand of the Holder, agrees to use its commercially best efforts to register under the Act all or any portion of the Remaining Registrable Securities as requested by the Holder that have not been previously registered or are not eligible for resale pursuant to Rule 144 without volume restrictions or current public information requirements. On each occasion, the Company will use its commercially best efforts to file a registration statement covering the Remaining Registrable Securities within thirty calendar days after receipt of a demand notice and use its commercially best efforts to have such registration statement declared effective as soon as possible thereafter. The demand notice shall specify the number of shares of Remaining Registrable Securities proposed to be sold by Holder and the intended method(s) of distribution thereof. The Holder acknowledges and agrees that the Company shall be permitted to include on any demand registration statement filed pursuant to this Section 5.4(c)(ii) for resale by Brian Neal such number of shares equal to one-third (1/3) of the Remaining Registrable Securities that were included in the Holder’s written demand for registration pursuant to this Section 5.4(c)(ii).

(iii)    The Company shall not be obligated to effect more than three (3) Demand Registrations per calendar year, with no Demand Registrations required to be effected within three (3) months of a previously effected Demand Registration, under this Section 5.4(c) in respect of all Registrable Securities.

(d) Piggy-Back Registration. If there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 5.4(a) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by the Holder.

(e) Expenses. All fees and expenses incident to the performance of or compliance with this Section 5.4 by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a registration statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Section 5.4. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any holder of Registrable Securities.

(f)   Prospectus Delivery. The Company shall notify the holders of Registrable Securities at any time when a prospectus relating to such holder’s Registrable Securities is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Indemnification.

(i) The Company and its successors and assigns shall indemnify and hold harmless each holder of Registrable Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls each any such holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Initial Registration Statement or any other registration statement filed pursuant to this Section 5.4, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5.4, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding a holder of Registrable Securities furnished to the Company by such party for use therein. The Company shall notify each holder of Registrable Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5.4 of which the Company is aware.

(ii) If the indemnification under Section 5.4(g)(i) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 5.4(g)(i) was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 5.4(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 5.4(g)(ii), no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to a registration statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

5.5 Right of First Refusal. Upon the execution of the Agreement, for a period of twenty four (24) months, the Company grants Maxim Group LLC the right of first refusal to act as lead managing underwriter, book runner and/or lead placement agent for any and all future public and private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by the Company, or any successor or subsidiary of the Company.

6. Miscellaneous

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the terms of the Purchase Agreement.

6.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Holder and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

6.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.7 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

6.10 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.11 Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Preferred Stock.

6.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, this Securities Exchange Agreement is executed as of the date first set forth above.

LGBTQ LOYALTY HOLDINGS, INC.

By:	Robert Blair
	Name:	Robert Blair
	Title:	Chief Executive Officer and Chief Financial Officer

[signature page of Holder to follow]

SIGNATURE PAGE OF HOLDER TO

SECURITIES EXCHANGE AND AMENDMENT AGREEMENT

BETWEEN LGBTQ LOYALTY HOLDINGS, INC. AND

THE HOLDER THEREUNDER

Name of Holder: MAXIM PARTNERS LLC, and its assigns

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Executive Managing Director of IB

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